EXHIBIT 10.1

Cascade Corporation

Executive Incentive Plan

FY 2007

Overview

Key plan objectives include maximizing adjusted IBT (adjusted for executive incentive and environmental expense) and building shareholder value.  We believe that the measure that has the greatest impact on shareholder value is fundamentally income.  As a result, this plan focuses on this measure with a modifier for individual contribution.

Key Plan Features

•                  Awards based on actual performance, not budget

•                  Threshold or minimum performance at 75% level required before Plan pays any award

•                  Individual performance (or “how” results are achieved) will modify the final award

•                  Upside opportunity for extraordinary performance

•                  Board discretion to adjust if economic/business conditions warrant (up to 30% of base salary maximum)

•                  Acquisitions or divestitures having a material impact on plan metrics will be incorporated using pro-forma business plan data.

Award Opportunity

Each position is eligible to receive a percentage of Adjusted Income Before Taxes (IBT) above $32 million to a maximum dollar award amount as indicated.  The Board may adjust the minimum level to reflect Board and management-determined business goals and strategies.  In addition, the Board would have the discretion to allocate additional award dollars in the event of exceptional circumstances.

Position	$32M - <$40M	$40M - <$50M	$50M + >	Target	Maximum
CEO	.45%	.72%	.99%	$322,000	$644,000
CFO	.23%	.36%	.50%	$162,000	$324,000
COO	.23%	.36%	.50%	$162,000	$324,000
SVP-HR	.14%	.22%	.31%	$99,000	$198,000
VP-Fin.	.14%	.22%	.31%	$99,000	$198,000
VP-Mfg.	.11%	.18%	.25%	$80,000	$160,000
VP-Mkt.	.10%	.16%	.22%	$72,000	$144,000
Totals	1.4%	2.22%	3.08%	$996,000	$1,992,000

Individual Modifier:

Outstanding achievement:	1.2 times
Target achievement:	1.0 times
Below target achievement:	0.8 times

Example:

Position:	CFO
Adjusted IBT:	$45.0 million
Incentive%	.36%
Individual Performance:	Target

Award calculation:	$45.0 million x .36 x 1.0 = $162,000